EXHIBIT 3(b)
              CONSENT OF MESSRS. SUTHERLAND, ASBILL & BRENNAN LLP


                                 March 11, 1998

The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, VA 23230

        Re: Life of Virginia Separate Account II
            File No. 333-41031

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 2 to Form S-6 for Life of Virginia Separate Account II, which Prospectus describes certain flexible premium variable life insurance policies. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN LLP

                                            By:____________________________
                                                     Stephen E. Roth